EXHIBIT 32.1


CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We, Arthur P. Bollon, Chief Executive Officer, and Mark J. Rosenblum, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The annual report on Form 10-KSB for the year ended December 31, 2005 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of HemoBioTech, Inc.

Dated March 30, 2006

                                           /s/ Arthur P. Bollon, Ph.D.
                                        ----------------------------------
                                           Arthur P. Bollon, Ph.D.
                                           Chairman of the Board of Directors,
                                           President and Chief Executive Officer

                                           /s/ Mark J. Rosenblum, CPA
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                                           Mark J. Rosenblum, CPA
                                           Chief Financial Officer and Secretary